                             CONTRACT SPECIFICATIONS

Contract Number:                              [XX-0123456]

Annuitant:                                    [Abraham Lincoln]

Age at Issue:                                 [35]

Contract Date:                                [May 1, 2001]

Initial Purchase Payment:                     [$150,000]

Maturity Date:                                [May 1, 2056]

Owner(s):                                     [Abraham Lincoln]
                                              [Mary Lincoln]
Beneficiary Designation:                      [Refer to the Client Information Profile]

Death Benefit on Contract Date:               [Guarantee of Principal Death Benefit]


PURCHASE PAYMENT AND ALLOCATION REQUIREMENTS:

     Minimum Subsequent Purchase Payment Transmitted Electronically: $25

     Minimum Subsequent Purchase Payment Transmitted Other Than Electronically:
     $100

     Minimum Allocation to Any One Variable Subaccount: $20

     Minimum Allocation To Any Fixed Account: $300

     Minimum Allocation To The DCA Fixed Account: $1,500


VARIABLE ACCOUNT:

     The Variable Account for this Contract is the "Lincoln New York Separate Account H for Variable Annuities". There are currently [11] Variable Subaccounts in the Variable Account available to the Owner. The Owner may direct Purchase Payments under the Contract to any of the available Variable Subaccounts, subject to limitations. The amounts allocated to each Variable Subaccount will be invested in net asset value in the shares of one of the Funds. The Variable Subaccounts are:

     [Growth Fund]
     [International Fund]
     [Global Growth Fund]
     [Growth-Income Fund]
     [Asset Allocation Fund]
     [High-Yield Bond Fund]
     [Bond Fund]
     [U.S. Government/AAA-Rated Securities Fund]
     [Cash Management Fund]
     [Global Small Capitalization Fund]
     [New World Fund]

     See Section 3.01 for provisions governing any limitations, substitution or elimination of Funds.


Form FVCD-NY- AL3B1

                                       3.1

FIXED ACCOUNT:

     Minimum Guaranteed Interest Rate: 3.00%


DCA FIXED ACCOUNT:

     INITIAL GUARANTEED PERIOD / INTEREST RATE: [6 MONTHS] / [3.00%]


VARIABLE ACCOUNT REQUIREMENTS:

     MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE:

     We assess a daily charge equal on an annual basis to the percentages shown of the average daily net asset value of each Variable Subaccount. The daily charge will not exceed the percentages shown. If on the Contract Date, one of the below listed Death Benefit Option(s) has been selected, the Mortality and Expense Risk and Administrative Charge will be as indicated for the Death Benefit Option selected.

       Death Benefit Option(s):                                         Charges:
       - Guarantee of Principal Death Benefit                           1.50%
       - Enhanced Guaranteed Minimum Death Benefit                      1.60%

     After the Contract Date, the Owner (or a spouse who continues the Contract as the Owner) may change at any time to a Death Benefit Option with a lower charge than the Death Benefit Option is effect, but may never change to a Death Benefit Option with a higher charge (see the Death Benefit Option charges above). If the Death Benefit Option is changed after the Contract Date, the change will be effective as of the Valuation Date the Notice to change the Death Benefit option is received.

     MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE ON OR AFTER THE ANNUITY COMMENCEMENT DATE: 1.40%


     The daily charge will not exceed the percentage shown.

BONUS CREDIT:

     For purposes of determining the Bonus Credit associated with a Purchase Payment to this Contract, the following table will be used:

          Owner's Investment                                 Bonus Credit %
          ------------------                                 --------------
          Less than $100,000                                      3.0%
          $100,000 or greater but less than $1,000,000            4.0%
          $1,000,000 or greater                                   5.0%

The Owner's Investment at any given time is equal to the sum of:

     a. The contract values for any individual LNY non-qualified American Legacy annuity contracts owned by an Eligible Owner (defined below), if LNY receives Notice of Eligible Owner, as well as any other individual LNY annuity contracts, qualified or non-qualified, that may be made available by LNY in the future for this purpose; plus

     b. The account values for any mutual fund accounts in the American Funds Group (AFG) owned by an Eligible Owner (defined below), if LNY received Notice of Eligible Owner, as well as any other AFG mutual fund accounts, qualified or non-qualified, that may be made available by AFG and LNY in the future for this purpose; plus

     c.   The amount of the current Purchase Payments made into this Contract.

Form FVCD-NY- AL3B1

                                       3.2

     An Eligible Owner includes the Owner of this Contract, the spouse of the Owner of this Contract, and any child of the owner under the age of 21.

PERSISTENCY CREDIT:

     The amount of the Persistency Credit is calculated by multiplying the Contract Value, less any Purchase Payments that have not been invested in this Contract for a minimum of 14 years, by the quarterly Persistency Credit percentage of 0.05%. The amount of any Persistency Credit will never be less than zero.

TRANSFER REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

     Transfers cannot be made during the first 30 days.

     LNY reserves the right to require a 30 day minimum time period between each transfer.

     Maximum Number of Transfers: 12 per Contract Year, excluding automatic DCA transfers. There will be no fee imposed for these twelve (12) transfers. Transfers in excess of 12 per Contract Year must be authorized by LNY. LNY reserves the right to impose a fee for any transfer in excess of 12 per Contract Year. This fee will not exceed $25.

     Variable Account:

         Minimum Single Transfer Amount From A Variable Subaccount: The lesser of 1) $300; or 2) the remaining amount in the Variable Subaccount.

         Minimum Transfer Amount To a Variable Subaccount: $300

     Fixed Account:

         Minimum Single Transfer To A Fixed Account: $2,000

         Minimum Single Transfer To The DCA Fixed Account: $2,000

         Minimum Single Transfer Amount From Any Fixed Account: The lesser of
         1) $300; or 2) the remaining amount in the Fixed Subaccount.

         Minimum Single Transfer Amount From The DCA Fixed Account: The lesser of 1) $300; or 2) the remaining amount in the DCA Fixed Account. This restriction does not apply to automatic DCA transfers.

         Maximum Percentage Available For Transfer A Single Fixed Account in Any Contract Year: The sum of the percentages transferred from the Fixed Account in any Contract Year, where the percentages are based upon the value of the Fixed Account at the time of the current withdrawal, will be limited to 25% of the value of the Fixed Account.

WITHDRAWAL AND SURRENDER REQUIREMENTS:

     Minimum Partial Withdrawal Amount: $300


     Contingent Deferred Sales Charge (CDSC): Withdrawals and/or Surrenders will be subject to the CDSC. The CDSC is calculated separately for each Purchase Payment to which a charge applies. However the Owner may withdraw up to the Free Withdrawal Amount during a Contract Year without incurring a CDSC. The remaining value will be subject to the CDSC.

     CDSC applies as follows:


Form FVCD-NY- AL3B1

                                       3.3

Number of Contract Anniversaries              CDSC as a percentage of the
   Since a Purchase Payment was                         surrendered or withdrawn
     Invested                                              Purchase Payment
     --------                                              ----------------
        None                                                     8.5%
     At Least 1                                                  8.5%
     At Least 2                                                  8.0%
     At Least 3                                                  7.0%
     At Least 4                                                  6.0%
     At Least 5                                                  5.0%
     At Least 6                                                  4.0%
     At Least 7                                                  3.0%
     At Least 8                                                  2.0%
     At Least 9+                                                 0.0%

Waiver Of Contingent Deferred Sales Charge CDSC: The withdrawal of a portion of the Contract Value or the surrender of this Contract, prior to the Annuity Commencement Date may be subject to a CDSC, except that such charges do not apply to the following:

     a. Each withdrawal of the Free Withdrawal Amount.


     b. A surrender or withdrawal of any Purchase Payment received more than 12 months prior to the onset of the "permanent and total disability" of the Owner. "Permanent and total disability" is disability that prevents the owner from engaging in any occupation for remuneration or profit and which has existed continuously for a period of 12 months and begins prior to the 65th birthday of the disabled Owner, provided that written proof of total disability is sent to LNY at its Servicing Office.

     c. A surrender or withdrawal of any Purchase Payment received more than 12 months prior to the diagnosis of a terminal illness of the Owner. Diagnosis of the terminal illness must be subsequent to the Contract Date and result in a life expectancy of less than 12 months, as determined by a qualified professional medical practitioner.

     d. A surrender or withdrawal of any Purchase Payment received more than 12 months prior to the admittance of the Owner into an accredited nursing home or equivalent health care facility. Admittance in such a facility must be subsequent to the Contract Date and continue for 90 consecutive days prior to the surrender or withdrawal.

     e. A surrender or withdrawal as a result of the death of the Owner or Annuitant.


     f. The annuitization of the Contract.


If a non-natural person is the Owner of the Contract, the Annuitant or Joint Annuitant will be considered the Owner of the Contract for purposes of this provision.

Free Withdrawal Amount: The Free Withdrawal Amount is the greater of:


     a. 10% of the Contract Value, where the percentages are based upon the Contract Value at the time of the current withdrawal, to the extent that the sum of the percentages of the Contract Value withdrawn does not exceed this 10% maximum; or


     b. 10% of the total Purchase Payments (excluding any corresponding Bonus Credits), where the percentages are based upon the total Purchase Payments to the Contract at the time of the current withdrawal, to the extent that the sum of the percentages of the Purchase Payments withdrawn does not exceed 10% maximum.

The Free Withdrawal Amount does not apply to a surrender of this Contract.

For purposes of calculating the CDSC on withdrawals, LNY assumes that:

     a. The Free Withdrawal Amount will be withdrawn from Purchase Payments on a "first in-first out" (FIFO) basis.

Form FVCD-NY- AL3B1

                                       3.4

     b. Prior to the ninth anniversary of the Contract Date, any amount withdrawn above the Free Withdrawal Amount during a Contract Year will be withdrawn in the following order:
        1. from Purchase Payments (FIFO) until exhausted; then
        2. from Earnings until exhausted; then
        3. from Bonus Credits.

     c. On or after the ninth anniversary of the Contract Date, any amount withdrawn above the Free Withdrawal Amount during the Contract Year will be withdrawn in the following order:
        1. from Purchase Payments (FIFO) to which a CDSC no longer applies until exhausted; then
        2. from Earnings and Persistency Credits, if any, until exhausted; then
        3. from Bonus Credits paid into this Contract at the same time as Purchase Payments to which a CDSC no long applies until exhausted; then,
        4. from Purchase Payments (FIFO) to which a CDSC still applies until exhausted; then
        5. from Bonus Credits paid into this Contract at the same time as Purchase Payments to which a CDSC still applies.


DEATH BENEFIT REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

The Owner may select a Death Benefit Option(s) to be effective as of the Contract Date. If no Death Benefit Option is selected, the Enhanced Guaranteed Minimum Death Benefit will be the Death Benefit effective as of the Contract Date.

ANNUITY PAYMENT REQUIREMENTS:

     Determination of the First Annuity Payment Date:
         For 100% Fixed Annuity Payment, the Annuity Payment Date must be at least 30 days after the Annuity Commencement Date. If any portion of the annuity payment will be on a variable basis, the Annuity Payment Date will be 14 days after the Annuity Commencement Date. The Annuity Unit value, if applicable, and Contract Value used to effect annuity payments will be determined as of the Annuity Commencement Date.

     Minimum Annuity Payment Amount: $50

     Minimum Guaranteed Interest Rate for the Fixed Annuity Payment: 2.75%

     Assumed Investment Rate for the Variable Annuity Payment: Between
     3.0% - 5.0%

     WITH A MORTALITY AND EXPENSE RISK AND ADMINSTRATIVE CHARGE OF 1.40%, THE SMALLEST RATE OF INVESTMENT RETURN REQUIRED TO ENSURE THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS DOES NOT DECREASE IS:

     4.40% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 3.0% PER YEAR; OR
     5.40% FOR VARABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 4.0% PER YEAR; OR
     6.40% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 5.0% PER YEAR.

Form FVCD-NY-AL3B1

                                       3.5